Franchisees:

Today, we announced the exciting news that CKE Restaurants, Inc. (“CKE”) has entered into a definitive agreement under which Thomas H. Lee Partners, LLC (“THL”) will acquire CKE and all of our brands, including Carl’s Jr., Hardee’s, Red Burrito and Green Burrito. Please see the press release attached.

Our management team has had a long-standing relationship with the team at THL and we are confident this opportunity to partner with them is a positive development for all of our stakeholders, including our entire family of franchisees. THL has a long history of success as an investor and value-added partner to its portfolio companies, as well as in-depth knowledge of our sector. Importantly, THL recognizes and highly values the strength of our great regional brands, our position in the marketplace, and our potential for expansion.

The benefits of this partnership are real and meaningful; THL’s commitment of resources to operational excellence, deep financial expertise, and demonstrated ability to successfully and profitably grow companies in which it invests will all be tremendous assets for CKE and thus your businesses.

We expect the sale process and transition to be seamless. Your franchise agreements will remain in place and will not be affected by the sale, and you will continue to deal with the same people in our organization as you always have after the sale.

To address any questions or concerns you might have, we have scheduled a conference call between our management team and the IHFA and Star Franchise Association Boards. The call will be held on Monday, March 1, 2010 at 11 a.m. PST. /1 p.m. CT/2 p.m. EST. Of course, should you have any questions at any time, please don’t hesitate to reach out to us.

In closing, we want to thank you for all you’ve done to make CKE and its brands the success that they are today, and to reiterate our commitment to working together with you to ensure your continued success.

Sincerely,

E. Michael Murphy

President and Chief Legal Officer

Additional Information About the Transaction and Where to Find It
In connection with the proposed transaction, CKE will file a proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and these other materials when they become available because they will contain important information about CKE and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by CKE with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at www.sec.gov.

The proxy statement and such other documents are also available for free on CKE’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.

CKE and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of CKE’s participants in the solicitation is set forth in CKE’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.

Forward Looking Statements
This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give CKE’s current expectations or forecasts of future events.  Such statements are subject to risks and uncertainties that are often difficult to predict and beyond CKE’s control, and could cause the CKE’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  CKE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.  Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in CKE’s filings with the Securities and Exchange Commission.